EXHIBIT 99.1

VISA EUROPE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 31 March 2016

(unaudited)

Statement of directors’ responsibilities in respect of the condensed consolidated financial statements

We confirm to the best of our knowledge the condensed consolidated financial statements have been prepared in accordance with International Accounting Standard (IAS) 34 – Interim Financial Reporting as issued by the International Accounting Standards Board (IASB).

On behalf of the board

/s/ Jose Souto Gonzalez

Jose Souto Gonzalez

Chief Financial Officer

22 May 2017

Condensed consolidated income statement (unaudited)

For the six months ended 31 March

	Note	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000
Revenue	5	759,740	718,681

Other operating income		1,686	1,078

Administrative expense

Transaction bonus	6	(47,314)	–

Pension Scheme Amendment	6	–	41,336

Other	6	(468,233)	(401,468)

		(515,547)	(360,132)

Other expenses

Impairment of property, plant and equipment	7	(6,232)	(63)

Impairment of investment	11	–	(23,326)

Other	7	(11,079)	(23,232)

		(17,311)	(46,621)

Other income	7	51,054	24,800

Operating profit		279,622	337,806

Finance income		257	565

Dividend income		570	446

Finance costs		(233)	(216)

Profit before tax		280,216	338,601

Income tax expense	8	(100,924)	(139,967)

Profit for the period attributable to equity holders of the parent		179,292	198,634

The notes on pages 9 to 24 form part of these financial statements.

Condensed consolidated statement of comprehensive income (unaudited)

For the six months ended 31 March

	Note	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000
Profit for the year attributable to equity holders of the parent		179,292	198,634

Other comprehensive income:

Items that will not be reclassified to income statement:

Remeasurement losses on defined benefit pension schemes		(7,791)	(34,814)

Income tax relating to items that will not be reclassified		2,727	12,185

		(5,064)	(22,629)

Items that may be reclassified subsequently to income statement

Available-for-sale financial assets:

Gains on revaluation		12,221	39,783

Cash flow hedges:

Net (loss)/ gains taken to other comprehensive income		(43,587)	130,163

Net gains transferred from other comprehensive income to income statement		(35,898)	(24,800)

Gain realised on defined benefit pension scheme settlement		–	491

Income tax relating to items that may be reclassified		23,543	(82,804)

		(43,721)	62,833

Other comprehensive income for the period, net of tax		(48,785)	40,204

Total comprehensive income for the period		130,507	238,838

The notes on pages 9 to 24 form part of these financial statements.

Condensed consolidated statement of financial position (unaudited)

As at

	Note	31 March 2016 €’000	30 September 2015 €’000
Non-current assets

Property, plant and equipment	9	233,412	269,468

Goodwill and intangibles	10	98,123	75,740

Investment in associate		–	–

Financial assets	11	11,783	44,908

		343,318	390,116

Current assets

Trade and other receivables		1,425,041	1,402,402

Cash and cash equivalents		2,314,089	2,114,594

Financial assets	11	200,561	204,537

		3,939,691	3,721,533

Current liabilities

Trade and other payables		2,165,871	2,130,288

Current tax liabilities		68,282	81,958

Financial liabilities	12	33,532	3,233

Redeemable share capital		30	30

		2,267,715	2,215,509

Net current assets		1,671,976	1,506,024

Non-current liabilities

Other liabilities		600	611

Deferred tax liability		30,176	50,419

Retirement benefit obligation	13	54,438	50,352

Provisions	14	136,682	138,026

Financial liabilities	12	10,186	4,027

		232,082	243,435

Net assets		1,783,212	1,652,705

Equity

Share capital		1	1

Other reserves		102,903	146,624

Retained earnings		1,680,308	1,506,080

Equity attributable to equity holders of the parent		1,783,212	1,652,705

The notes on pages 9 to 24 form part of these financial statements.

Condensed consolidated statement of changes in equity (unaudited)

For the six months ended 31 March 2016

	Attributable to equity holders of the parent
	Share Capital €’000	Merger reserve €’000	Available- for- sale reserve €’000	Cash flow hedging reserve €’000	Retained earnings €’000	Total €’000
Balance as at 1 October 2015	1	2,000	75,120	69,504	1,506,080	1,652,705

Total comprehensive income for the period

Profit for the period attributable to equity holders of the parent	–	–	–	–	179,292	179,292

Other comprehensive income:

Items that will not be reclassified to income statement

Remeasurement losses on defined benefit pension schemes	–	–	–	–	(7,791)	(7,791)

Income tax relating to items that will not be reclassified	–	–	–	–	2,727	2,727

	–	–	–	–	(5,064)	(5,064)

Items that may be reclassified subsequently to income statement

Available-for-sale investments:

Gains on revaluation	–	–	12,221	–	–	12,221

Cash flow hedges:

Net (loss) taken to other comprehensive income	–	–	–	(43,587)	–	(43,587)

Net gains transferred from other comprehensive income to income statement	–	–	–	(35,898)	–	(35,898)

Income tax relating to items that may be reclassified	–	–	(4,277)	27,820	–	23,543

	–	–	7,944	(51,665)	–	(43,721)

Other comprehensive income for the period, net of tax	–	–	7,944	(51,665)	(5,064)	(48,785)

Total comprehensive income for the period	–	–	7,944	(51,665)	174,228	130,507

Balance as at 31 March 2016	1	2,000	83,064	17,839	1,680,308	1,783,212

The notes on pages 9 to 24 form part of these financial statements.

Condensed consolidated statement of changes in equity (unaudited) continued

For the six months ended 31 March 2015

	Attributable to equity holders of the parent
	Share Capital €’000	Merger reserve €’000	Available- for- sale reserve €’000	Cash flow hedging reserve €’000	Retained earnings €’000	Total €’000
Balance as at 1 October 2014	1	2,000	78,480	39,128	1,245,038	1,364,647

Total comprehensive income for the period

Profit for the period attributable to equity holders of the parent	–	–	–	–	198,634	198,634

Other comprehensive income:

Items that will not be reclassified to income statement

Remeasurement losses on defined benefit pension schemes	–	–	–	–	(34,814)	(34,814)

Income tax relating to items that will not be reclassified	–	–	–	–	12,185	12,185

	–	–	–	–	(22,629)	(22,629)

Items that may be reclassified subsequently to income statement

Available-for-sale investments:

Gains on revaluation	–	–	39,783	–	–	39,783

Cash flow hedges:

Net gains taken to other comprehensive income	–	–	–	130,163	–	130,163

Net gains transferred from other comprehensive income to income statement	–	–	–	(24,800)	–	(24,800)

Settlement gain realised on defined benefit pension plan	–	–	–	–	491	491

Income tax relating to items that may be reclassified	–	–	(45,755)	(36,877)	(172)	(82,804)

	–	–	(5,972)	68,486	319	62,833

Other comprehensive income for the period, net of tax	–	–	(5,972)	68,486	(22,310)	40,204

Total comprehensive income for the period	–	–	(5,972)	68,486	176,324	238,838

Balance as at 31 March 2015	1	2,000	72,508	107,614	1,421,362	1,603,485

The notes on pages 9 to 24 form part of these financial statements.

Condensed consolidated statement of cash flows

For the six months ended 31 March

	Note	Six Months ended 31 March 2016 €’000	Six Months ended 31 March 2015 €’000
Profit before tax		280,216	338,601

Adjustments for:

Depreciation of property, plant and equipment	9	36,234	36,438

Pension scheme amendment	6	–	(41,336)

Amortisation of intangibles	10	4,847	20,025

Loss on impairment of investment		–	23,326

Loss on disposal and write off of property, plant and equipment and intangibles	9	6,232	63

(Decrease)/Increase in provisions	14	(1,344)	12,600

Operating cash flows before movements in working capital		326,185	389,717

Increase in receivables		(81,460)	(46,770)

Increase in payables		99,204	76,013

Cash generated by operations		343,929	418,960

Income taxes paid		(107,656)	(90,799)

Interest paid		(507)	(1,262)

Net cash from operating activities		235,766	326,899

Investing activities

Interest received		802	644

Dividends received from other financial assets		570	446

Purchase of property, plant and equipment	9	(33,640)	(43,374)

Net cash used in investing activities		(32,268)	(42,284)

Net increase in cash and cash equivalents		203,498	284,615

Cash and cash equivalents at the beginning of the period		2,113,367	1,443,350

Foreign exchange (loss)/gain thereon		(30,511)	32,381

Cash and cash equivalents at the end of the period, net of overdraft		2,286,354	1,760,346

The notes on pages 9 to 24 form part of these financial statements.

Notes to the condensed consolidated financial statements (unaudited)

As at and for the six months ended 31 March 2016

1. General information

The European Union (“EU”) branch of Visa International (VI) incorporated on 1 July 2004, establishing Visa Europe Limited as a Regional Group Member of VI. EU members exchanged their interests in Visa International for one share each in Visa Europe Limited, which carried a right to vote, to dividends, and to distributions on liquidation. At the same time, the assets, liabilities and business of the Visa EU region were transferred to Visa Europe Services Inc., a Delaware corporation, which became a wholly-owned subsidiary of Visa Europe Limited. Together with Visa Management Limited, Visa EU Ltd, and European Resources Management Ltd, Visa Europe Management Services Limited, Visa Europe Limited and Visa Europe Services Inc. are collectively called Visa Europe Limited and Subsidiaries (the Group).

These condensed consolidated financial statements were approved by the Board on 22 May 2017.

2. Significant accounting policies

Statement of compliance

The Group has consistently followed the same accounting policies, presentation and methods of computation in these consolidated interim financial statements as applied in the Group’s consolidated financial statements for the year ended 30 September 2015, prepared in accordance with International Financial Reporting Standards (IFRS) issued by the IASB, as filed with the Securities and Exchange Commission (SEC) on Form 8-K on 2 December 2015, except for adoption of amendments made to the following accounting standards beginning 1 October 2015:

Adoption of revised standards

Revised IAS 19 – Employee Benefits

Annual Improvements to IFRSs 2010-2012

Annual Improvements to IFRSs 2011-2013

The adoption of these standards has had no material impact on these condensed consolidated financial statements.

These condensed consolidated interim financial statements are prepared and presented in accordance with IAS 34 – Interim Financial Reporting.

Basis of preparation

The financial statements have been prepared on the historical cost basis, except for the revaluation of certain financial instruments. These financial statements are presented in Euros, which is both the functional and presentational currency, rounded to the nearest thousand.

The preparation of financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that support carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

2. Significant accounting policies continued

Judgements made by management in the application of IFRSs that have significant effect on the financial statements and estimates with a significant risk of material adjustment in the next year are discussed in note 3.

Going concern

The directors have adopted the going concern basis in preparing these financial statements having given due consideration to the liabilities of the Group and the consistent growth in cash flows over the period.

3. Critical accounting judgements and key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Revenue recognition

Revenues are stated net of volume-based discounts and support incentives. This offset takes place when it is probable that criteria for the discount or incentive will be met and can be reliably estimated. Management exercises judgement in assessing whether criteria will be met and in estimating the percentage of completion. For support incentives, management estimates the percentage of completion against the target criteria agreed with members. For volume-based discounts, management bases the estimates upon past experience.

Taxation

The Group has taken account of tax issues that are subject to ongoing discussions with HM Revenue and Customs (HMRC) and other tax authorities in measuring tax assets and liabilities. Inherent in this is management’s assessment of legal and professional advice, case law and other relevant guidance. The various risks are categorised and appropriate weightings applied in determining the carrying value of current and deferred tax balances. In the second half of 2015, the company crystallised a loss on the sale of its investment in Monitise Plc. Management does not believe that capital gains will arise in the foreseeable future against which this can be offset, and therefore no deferred tax asset has been recognised.

Plant, property and equipment and intangible assets

At each balance sheet date, or more frequently when events or changes in circumstances dictate, plant, property and equipment and intangible assets are assessed for indications of impairment. If indications are present, these assets are subject to an impairment review. The impairment review comprises a comparison of the carrying amount of the asset with its recoverable amount: the higher of the assets or the cash-generating unit’s fair value less cost of sale and its value in use. Fair value less cost of sale is calculated by reference to the amount at which the asset could be disposed of in a binding sale agreement in an arm’s length transaction evidenced by an active market or recent transactions for similar assets. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset’s continued use, including those resulting from its ultimate disposal, at a market-based discount rate on a pre-tax basis.

In the second half of 2015, the Group changed its strategic direction on digital products and consequently impaired assets associated with those products. It was considered that the assets could not be sold to a third party. Management exercised judgement in determining the value in use and concluded that the value was negligible. See notes 9 and 10.

Intangible assets that derive their value from contractual customer relationships or that can be separated and sold and have a finite useful life are amortised over their estimated useful life. Determining the estimated useful life of these finite life intangible assets requires an analysis of circumstances, and judgement by the Group’s management.

Retirement benefits

The schemes’ liabilities are calculated using the projected unit credit method, which takes into account projected earnings increases, using actuarial assumptions that give the best estimate of the future cash flows that will arise under the scheme liabilities. The resulting estimated cash flows are discounted at a rate equivalent to the market yield at the balance sheet date on high quality bonds with a similar duration and currency to the schemes’ liabilities. In order to estimate the future cash flows, a number of financial and non-financial assumptions are made by management, changes to which could have a material impact upon the overall deficit or the net cost recognised in the income statement.

The three most important assumptions are the rate of inflation, the discount rate and the rates of mortality.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

3. Critical accounting judgements and key sources of estimation uncertainty continued

The scheme exposes the Group to the following risks:

–	Asset volatility: The Plan’s assets may underperform the discount rate assumed over any accounting period.
–	Inflation risk: A significant proportion of the Plan’s benefits increase in line with the UK inflation measures, RPI and CPI.
Unexpected increases in UK inflation would lead to higher Plan benefits.
–	Longevity: Unexpected increases in life expectancy would increase the Plan’s liabilities.

Provisions and contingent liabilities

The Group exercises its judgement in considering whether a liability may arise and whether measurement is possible. Judgement is necessary in assessing the likelihood that a claim or allegation will succeed or that a negotiated settlement may be reached. Ex gratia payments are recognised when the Group concludes the relevant agreements. These are treated separately from related litigation. Judgement is further required in recognising and estimating the quantum of contingent liabilities (see note 16) related to legal and regulatory proceedings.

As noted above, taxation is inherently uncertain and subject to a number of factors. The Group has used its judgement in recognising a provision for indirect taxes on certain fees expensed through the income statement (see note 14). Due to the inherent uncertainty in these evaluation processes, assessments or estimates may prove to be incorrect and actual outflows of resources may be different from the original assessment.

4. Financial risk management

Overview

The Group has exposure to the following:

–    Market risk

–    Settlement risk

–    Liquidity risk

--    Client credit and general business risk

–    Other price risk

This note presents information about the Group’s exposure to each of the above risks. Further quantitative disclosures are included in note 15.

Risk management framework

The Risk Committee determines the Group’s attitude to risk and risk appetite. These are then endorsed by the Risk, Audit and Finance Committee of the Visa Europe Board. That Committee also endorses the tolerance and capacity for the various risk categories and makes policy decisions about future controls.

An enterprise-wide risk management framework is used as a way to identify, assess and report against risks. This is a company-wide activity involving all divisions, by engagement with our Risk management teams. Risk and control reviews and assessments identify the relevant risks and controls and develop plans to mitigate those risks.

The Group is exposed to a range of financial risks which predominantly arise from changes in foreign exchange rates, interest rates and money market liquidity. A financial risk management framework is in place, where appropriate, to mitigate any negative impact this may have on the Group’s reported results.

The risk framework is documented in the treasury policy approved by the board. This policy provides guidance over all treasury matters and is underpinned by delegated authority guidelines and detailed procedures. The main objectives of the policy are to ensure that sufficient liquidity exists to meet the operational needs of the business, to maintain the integrity and liquidity of the investment portfolio, and to manage the impact of foreign exchange volatility on the Group’s net income.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

4. Financial risk management continued

The execution of this policy is performed by the treasury team and is monitored by the Chief Financial Officer and by the Risk, Audit and Finance Committee of the Visa Europe Board. Risk management policies and systems are reviewed regularly to reflect the changes in market conditions and the Group’s activities.

The Group manages its foreign exchange and liquidity risks in accordance with these policies using a variety of derivative and non-derivative instruments. These derivative instruments are comprised of forward foreign exchange contracts. Hedging relationships are maintained within minimum and maximum allowable limits over specific maturity timeframes as defined in the policy. The Group does not trade in financial instruments, nor does it take on speculative or open positions through its use of derivatives.

Market risk

The Group is exposed to market risk factors such as changes in foreign exchange rates, interest rates and equity prices.

i) Foreign exchange risk

A substantial proportion of the Group’s expenditure is denominated in foreign currencies, mainly Sterling and US Dollar. To manage the income statement volatility attributable to this foreign exchange risk, the foreign exchange exposure of future committed and uncommitted cash flows is mitigated through the use of natural and derivative hedging within the parameters defined by the treasury policy. Committed cash flows relate to certain contractual rights or obligations. Uncommitted cash flows are highly probable future cash flows for which the Group does not yet have a contractual right or obligation.

ii) Interest rate risk

Visa Europe is exposed to fluctuations in interest rates on its investments and borrowings. Currently, Visa Europe has no long-term debt, but monitors interest rate exposures on its investment portfolio so as to minimise the effect of interest rate fluctuations on the income statement.

iii) Equity risk

The Group is exposed to a small amount of equity risk which is currently accepted and not managed through the use of derivative instruments.

Settlement risk

The Group’s settlement risk is the risk that a member is unable to honour its obligations to the Group as and when those fall due. The Group employs a specialist member risk management team that is responsible for monitoring the credit risk related to each member that participates in the Visa system. This is done by regularly assessing each principal member’s financial health and evaluating their ability to respond if such a risk crystallises. The exposure to each member is also assessed based on issuing and acquiring volumes.

Other risk management measures include assessing the economic, supervisory and regulatory environment of the countries in which those members operate. To reduce any potential member losses that may arise from members’ failure to settle, any members that are assessed as presenting an unacceptable risk to the Visa system are required to provide financial safeguards to ensure performance of settlement obligations arising from card and other product clearing.

Liquidity risk

Liquidity risk is the risk that the Group is unable to meet its current and future cash flow obligations as and when they fall due, or can only do so at excessive cost. This includes the risk that the Group is unable to meet settlement obligations to the acquiring banks due to failure of an issuing bank to pay.

To mitigate this risk, it is the Group’s policy that sufficient liquidity must be available same-day in the amount equivalent to or greater than that represented by the participant with the largest net settlement exposure on any given day. Investment of the Group’s cash assets is restricted to financial counterparties with a minimum credit rating of A- and limits are documented for both individual counterparties and by investment instrument type to reduce concentration risk. No investments are classed as either past due or impaired.

Other price risk

The defined benefit pension scheme is additionally exposed to equity price risk and this indirectly affects the Group. The Group additionally holds some equity investments.

Client credit and general business risk

The Group currently measures and monitors its level of loss absorbing capital relative to the credit risk exposure generated by the participant with the largest net settlement exposure. Visa Europe aims to hold sufficient net liquid assets funded by equity to absorb the potential losses arising from the disorderly failure of its single largest participant. In addition to this, loss absorbing capital is held to cover potential general business losses. The Group reports its financial resources position to the Bank of England regularly.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

5. Revenue

An analysis of the Group’s revenue is as follows:

	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000

Gross revenue	1,190,985	1,071,300

Incentives	(431,245)	(352,619)

Net revenue	759,740	718,681

6. Administrative expenses

Administrative expenses include:

	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000

Foreign exchange (gains)/ losses	19,003	(12,820)

Depreciation of property, plant and equipment (see note 10)

Owned	36,234	36,438

Amortisation of intangible assets (see note 11)	4,847	20,025

Employee benefit costs	128,397	131,288

Transaction bonus	47,314	–

Pension Scheme Amendment (see note 13)	–	(41,336)

VI License release	–	(17,261)

Operating lease cost	12,369	12,256

On 2 November 2015, a definitive agreement was announced for Visa Inc. to acquire Visa Europe Limited. Upon the signing of this agreement, an accrual for related transaction bonuses to be made to all full time employees at that date was created. The total charge recognised in the income statement in the six months ended 31 March 2016 is €47,314,000 (Twelve month period to 30 September 2015: €Nil & six month period to 31 March 2015: €Nil).

In the first half of 2015, a change to the terms of the Group’s main defined benefit pension scheme, which excluded future pay increases from the calculation of the benefits of the majority of members, resulted In a credit of €41,336,000 being recognised in the Income statement for 31 March 2015 (Twelve month period to 30 September 2015: €41,336,000 & six month period to 31 March 2016: €Nil).

During the first half of 2015, Visa Inc. and Visa Europe agreed on an annual increase methodology for the license fee charged by Visa Inc. This resulted in a release of €17,261,000 (Twelve month period to 30 September 2015: €17,261,000 & six month period to 31 March 2016: €Nil) as Visa Europe had accrued an amount higher than the additional charge.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

7. Other (expenses)/income

	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000

Other expenses

Net gains/(losses) on derivatives not in a designated hedge accounting relationship	–	(14,499)

Net loss on disposal and write off of property, plant and equipment (note 9)	(6,232)	(63)

Provision for indirect taxes (see note 14)	(11,079)	(8,733)

	(17,311)	(23,295)

	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000

Other Income

Net gains on forward contracts transferred from other comprehensive income	35,898	24,800

Net gains/(losses) on derivatives not in a designated hedge accounting relationship	15,156	-

	51,054	24,800

There was no ineffectiveness arising from cash flow hedges in other income (Twelve months period to 30 September 2015: €Nil & six month period to 31 March 2015: €Nil).

8. Income tax expense

The main operating company is a US company and tax charges and liabilities are calculated using the current US tax rate of 35 per cent. The Group’s profits are mainly taxable in the UK and USA, subject to foreign tax relief in the USA and UK.

	Six months ended 31 March 2016 €’000	Six months ended 31 March 2015 €’000

Current tax:

UK corporation tax:

Current tax on profit for the period	53,415	68,906

Foreign tax:

Current tax on profit for the period	41,891	50,195

Total current income tax expense	95,306	119,101

Deferred tax

Origination and reversal of temporary differences	5,618	20,866

Total income tax expense	100,924	139,967

The total income tax expense for the six month period to 31 March 2016 is high due to permanent differences. The total income tax expense for the six month period to 31 March 2015 is high due to permanent differences and the effects of capital losses for which no deferred tax amount was provided.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

9. Property, plant and equipment

	Land, building and leasehold and improvements €’000	Assets in course of construction €’000	Fixtures and equipment €’000	Computer equipment and software €’000	Total €’000

Cost

At 1 October 2014	70,830	97,950	31,073	485,598	685,451

Additions	22	124,079	3	264	124,368

Transfer to internally generated software (note 10)	–	(32,763)	–	–	(32,763)

Transfers between items	2,399	(71,667)	7,337	61,931	–

Impairment	(2,756)	(24,308)	(1,596)	(57,852)	(86,512)

Disposals	–	–	(28)	(117)	(145)

At 1 October 2015	70,495	93,291	36,789	489,824	690,399

Additions	239	33,184	1	216	33,640

Transfer to internally generated software (note 10)	–	(27,230)	–	–	(27,230)

Transfers between items	421	(38,880)	4,857	33,602	–

Impairment	–	(2,852)	–	(6,096)	(8,948)

Disposals	–	–	–	–	–

At 31 March 2016	71,155	57,513	41,647	517,546	687,861

Accumulated depreciation and impairment

At 1 October 2014	(44,144)	–	(17,813)	(321,121)	(383,078)

Charge for the year	(5,876)	–	(6,167)	(60,651)	(72,694)

Elimination on impairment	1,780	–	1,110	31,807	34,697

Elimination on disposal	–	–	27	117	144

At 1 October 2015	(48,240)	–	(22,843)	(349,848)	(420,931)

Charge for the period	(3,171)	–	(3,615)	(29,448)	(36,234)

Elimination on impairment	–	–	–	2,716	2,716

Elimination on disposal	–	–	–	–	–

At 31 March 2016	(51,411)	–	(26,458)	(376,580)	(454,449)

Carrying amount

At 30 September 2015	22,255	93,291	13,946	139,976	269,468

At 31 March 2016	19,744	57,513	15,189	140,966	233,412

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

9. Property, plant and equipment continued

The cost of internally generated software that has been brought into use, initially held in computer, equipment and software is transferred to intangible assets (see Note 10).

Due to a change in strategic direction in the second half of 2015, the platforms on which certain services were supplied were fully impaired. For the six months ended 31 March 2016, the write off of project-related costs to recoverable amount was €6,232,000 (30 September 2015: €24,308,000 & six month period to 31 March 2015: €Nil). The recoverable amount of the assets was assessed to be nil (30 September 2015: €Nil & 31 March 2015: €Nil).

10. Goodwill and intangibles

	Goodwill €’000	Operating rights €’000	Customer relationships €’000	Brand €’000	Internally generated software €’000	Total €’000
Cost
At 1 October 2014	33,015	20,519	3,711	757	189,120	247,122

Transfer from assets in course of construction (note 9)	–	–	–	–	32,763	32,763

Impairment	–	–	–	–	(177,610)	(177,610)
At 1 October 2015	33,015	20,519	3,711	757	44,273	102,275

Transfer from computer equipment and software (note 9)	–	–	–	–	27,230	27,230
At 31 March 2016	33,015	20,519	3,711	757	71,503	129,505

Accumulated amortisation

At 1 October 2014	–	–	(1,155)	(236)	(56,096)	(57,487)

Charge for the year	–	–	(247)	(50)	(43,637)	(43,934)

Elimination on impairment	–	–	–	–	74,886	74,886
At 1 October 2015	–	–	(1,402)	(286)	(24,847)	(26,535)

Charge for the period	–	–	(124)	(25)	(4,698)	(4,847)
At 31 March 2016	–	–	(1,526)	(311)	(29,545)	(31,382)

Carrying amount

At 30 September 2015	33,015	20,519	2,309	471	19,426	75,740
At 31 March 2016	33,015	20,519	2,185	446	41,958	98,123

The operating rights are assessed as having an indefinite life because Visa Europe has signed an exclusive, irrevocable licensing arrangement in perpetuity with Visa Inc. to use the Visa trademarks and technology, and the countries are expected to generate net cash inflows indefinitely.

Due to a change in strategic direction, the platforms on which certain services were supplied were fully impaired in the second half of 2015. The decision was taken to stop the provision of Visa Direct, Targeted Marketing Solutions and V.me by Visa to customers. As a result, management has assessed that the recoverable amount of the assets used for these services is nil.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

10. Goodwill and intangibles continued

The Group prepares cash flow forecasts derived from the most recent financial budgets approved by management for the next three years and extrapolates cash flows based on an estimated growth rate of five per cent (2015: seven per cent). This rate does not exceed the average long-term growth rate for the relevant markets.

11. Financial assets

	31 March 2016 €’000	30 September 2015 €’000
Non-current

Currency derivatives	11,783	44,908
	11,783	44,908

	31 March 2016 €’000	30 September 2015 €’000
Current

Interest rate derivatives	–	282

Currency derivatives	52,527	68,442

Available-for-sale investments	148,034	135,813
	200,561	204,537

Available-for-sale investments:

	Visa Inc. Series IV €’000	Monitise €’000	Total €’000
Balance sheet value as at 30 September 2014	92,274	43,909	136,183

Disposal of investment	–	(7,453)	(7,453)

Subsequent movement in fair value through other comprehensive income	43,539	171	43,710

Subsequent impairment of investment through income statement	–	(36,627)	(36,627)
Balance sheet value as at 30 September 2015	135,813	–	135,813

Subsequent movement in fair value through other comprehensive income	12,221	–	12,221
Balance sheet value as at 31 March 2016	148,034	–	148,034

The company’s entire shareholding of Monitise Plc was disposed of in the second half of 2015. The company recognised impairment of its investment in Monitise Plc through the income statement of €23,326,000 in the six month period to 31 March 2015 (Twelve month period to 30 September 2015: €36,627,000 & six month period to 31 March 2016: €Nil).

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

12. Financial liabilities

	31 March 2016 €’000	30 September 2015 €’000
Non-current

Currency derivatives	10,186	4,027

Current

Bank overdrafts	27,735	1,227

Currency derivatives	5,797	2,006
	33,532	3,233

13. Retirement benefit obligation

Defined benefit schemes

The Group provides benefits to its employees through a defined benefit plan which is known as ‘the Visa Europe Pension Plan’ (VPP). Here the benefits are provided on a funded basis and are based on the final pensionable pay of its members to the maximum level allowed by HMRC. The balance of the benefit, for those few individuals entitled to benefits above the maximum allowed by HMRC, is provided through an unfunded unapproved arrangement (UA). The UA scheme is classified in ‘other schemes’ in the following tables. The duration of the VPP scheme liabilities is 24 years.

The latest actuarial valuation for the VPP and UA schemes was carried out at 30 September 2015. The results of that valuation were updated for any material transactions and other material changes in circumstances (including changes in bond yields and inflation rates) up to the end of the reporting period (31 March 2016). There have been no changes in the valuation methodology adopted for this period’s disclosures compared to the prior year’s disclosures. As the schemes are closed to new members, it is expected that the cost of the schemes as a percentage of individual pensionable salaries will increase as the member age.

Nature of benefits provided by the scheme:

The company operates a defined benefit scheme in the UK which is a final salary plan and provides benefits linked to salary at retirement, at earlier date of leaving service or that effective at 1 February 2015. The Plan is open to future accrual but closed to new entrants.

Description of regulatory framework in which the scheme operates

The UK pensions market is regulated by the Pensions Regulator whose statutory objectives and regulatory powers are described on its website, www.thepensionregulator.gov.uk

Description of any other entity’s responsibilities for governance of the scheme

The Trustees have the primary responsibility for governance of the Plan – including the setting of contribution rates subject to consultation/agreement with the company as required by the Plan’s Trust Deed and Rules and overriding legislation. Benefit payments are from Trustee administered funds and Plan assets are held in Trust which is governed by UK regulation. The Trustees are comprised of representatives of the company and members in accordance with the Trust Deed and Rules.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

13. Retirement benefit obligation (continued)

Key actuarial assumptions used:

	31 March 2016%	30 September 2015%
Discount rate applied to scheme liabilities	3.50	3.87

Expected rate of salary increases (salary sacrifice members)	3.20	4.30

Future pension increases	3.10	3.15

Inflation (RPI)	3.20	3.30

Inflation (CPI)	2.10	2.30

Amounts recognised through the income statement in respect of these defined benefit schemes are as follows:

	Six months ended 31 March 2016			Twelve months ended 30 September 2015
	VPP €’000	Other schemes €’000	Total €’000	VPP €’000	Other schemes €’000	Total €’000
Current service cost	2,404	98	2,502	5,420	632	6,052

Net interest cost on net defined benefit liability	711	157	868	2,048	360	2,408

Pension scheme amendment	–	–	–	(41,336)	–	(41,336)

Past service costs	–	27	27	–	27	27
	3,115	282	3,397	(33,868)	1,019	(32,849)

Amounts recognised through the income statement have been included in administrative expenses. See note 6 for discussion of the pension scheme amendment made in 2015. Remeasurement gains and losses have been reported in other comprehensive income.

The amount included in the balance sheet arising from the Group’s obligations in respect of its defined retirement benefit schemes are as follows:

	Present value of defined benefit obligation €’000	Fair value of scheme assets €’000	(Liability)/ asset recognised in the balance sheet €’000
31 March 2016

VPP	(324,668)	277,573	(47,095)

Other schemes	(7,343)	–	(7,343)
Total	(332,011)	277,573	(54,438)
30 September 2015

VPP	(327,050)	285,934	(41,116)

Other schemes	(9,236)	–	(9,236)
Total	(336,286)	285,934	(50,352)

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

14. Provisions

	2016
	Asset retirement obligation €’000	Indirect taxes €’000	Other €’000	Total €’000
At 1 October 2015	7,481	111,572	18,973	138,026

Additional provision in the period	–	11,079	9,785	20,864

Unwinding of discount	151	–	–	151

Provisions used during the period	–	–	(7,995)	(7,995)

Provision reversed during the period	–	–	(9,691)	(9,691)

Exchange difference	(358)	(4,315)	-	(4,673)
At 31 March 2016	7,274	118,336	11,072	136,682

	2015
	Asset retirement obligation €’000	Indirect taxes €’000	Other €’000	Total €’000
At 1 October 2014	8,667	68,543	9,496	86,706

Net Additional provision in the year	–	39,982	16,406	56,388

Unwinding of discount	322	–	–	322

Provisions used during the year	(1,989)	--	(6,097)	(8,086)

Provision reversed during the period	--	--	(832)	(832)

Exchange difference	481	3,047	–	3,528
At 30 September 2015	7,481	111,572	18,973	138,026

The asset retirement obligation represents a liability to restore the Group’s leased buildings to their original condition. The provision is made on a discounted basis over the remainder of the lease. A corresponding asset has been capitalised within land and buildings in property, plant and equipment and is being amortised to the income statement over the term of the lease.

In 2013 a provision for indirect taxes on certain fees was created. In 2016 and 2015, the Group increased the provision held for indirect taxes on certain fees. The total charge recognised within other expenses in the income statement in the six months ended 31 March 2016 is €11,079,000 (Twelve month period to 30 September 2015: €39,982,000 & six month period to 31 March 2015: €8,733,000). The tax treatment of these fees is currently disputed with the relevant tax authority.

As of 31 March 2016 management has recognised a provision of €3,065,000 (30 September 2015: €10,181,000 & six month period to 31 March 2015: €Nil) relating to onerous contracts, following their decision to realign the digital strategy.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

15. Financial instruments

Settlement risk

Settlement risk is the risk that a member is unable to honour its obligations to the Group as and when they fall due. To guard against any potential losses that may arise, the Group obtains financial safeguards from members where it is deemed appropriate. This is based on board-approved guidelines and generally includes cash equivalents, letters of credit and guarantees.

The Group had the following financial safeguards to mitigate its settlement risk with customers:

	31 March 2016 €’million	30 September 2015 €’million
Cash	242.0	241.0

Letters of credit	99.3	159.4

Guarantees	135.4	133.4
Total	476.7	533.8

As these forms of collateral do not meet the definition of an asset for the Group, no amounts are included on the balance sheet. The cash is not an asset of the Group as customers retain beneficial ownership and the cash is only accessible to the Group in the event of default on its settlement obligations by customer, In addition, some customers have provided €37.6 million (2015: €37.0 million) in pre-funding for future settlement positions. This amount is included in reported cash figures. The fair values of letters of credit and guarantees are assessed to be equal to the carrying amount.

Credit risk

The carrying amount of financial assets represents the Group’s maximum exposure, which at the reporting date, was as follows:

	31 March 2016 €’million	30 September 2015 €’million
Financial assets held at fair value	64.3	249.4

Trade and other receivables	1,425.0	1,402.4

Cash	2,258.6	2,114.6
	3,747.9	3,766.4

All Group cash financial safeguards are held in AAA rated short term Money Market Funds. These diversified pooled investment Funds invest in high quality, short term debt instruments and allow same day access to cash if required

At the reporting date there were no significant financial guarantees for third party obligations that increased this risk. The Group signs netting agreements under an ISDA (International Swaps and Derivatives Association) master agreement with the respective counterparties, which minimises the exposure on derivative positions.

The Group only trades foreign exchange with investment grade banks. On this basis, it is considered that credit valuation adjustment and debit valuation adjustment are immaterial to the value of derivatives and hedge effectiveness

Fair values

The Group uses quoted prices (unadjusted) in active markets to determine the fair values of identical assets or liabilities. The fair value of the financial assets and liabilities is equal to the carrying amount.

The table below analyses financial instruments carried at fair value, by valuation method.

Financial instruments with a fair value based on quoted market prices (level 1) include valuations which are determined by unadjusted quoted prices for identical instruments in active markets where the quoted price is readily available, and the price represents actual and regularly occurring market transactions on an arm’s length basis.

The Group uses foreign currency and interest rate derivatives to hedge its market risk exposures. These level 2 financial instruments are measured using ‘market comparison techniques’, whereby the fair values are based on broker quotes. Similar contracts are traded in an active market and the quotes reflect the actual transactions in similar instruments. When determining the value for these financial instruments there are no significant unobservable inputs.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

15. Financial instruments continued

Financial instruments with a fair value based on significant unobservable inputs (level 3) include valuations which incorporate significant inputs for the instrument that are not based on observable market data (unobservable inputs). Unobservable inputs are those not readily available in an active market due to market illiquidity or complexity of the product. These inputs are generally determined based on observable inputs of a similar nature, historic observations on the level of the input or analytical techniques.

31 March 2016	Level 1 € million	Level 2 € million	Level 3 € million	Total € million
Non-derivative financial assets:

Available-for-sale investments	148.0	–	–	148.0

Derivative financial assets:

Currency derivatives	–	64.3	–	64.3
	148.0	64.3	–	212.3

Derivative financial liabilities:

Currency derivatives	–	(16.0)	–	(16.0)
	–	(16.0)	–	(16.0)

Cash and cash equivalents, trade receivables and trade payables are recognised and measured by the Group at amortised cost. Management considers fair value and book value to be the same. These items are assessed to be level 2 financial instruments.

30 September 2015	Level 1 € million	Level 2 € million	Level 3 € million	Total € million
Non-derivative financial assets:

Available-for-sale investments	135.8	–	–	135.8

Derivative financial assets:

Interest rate derivatives	–	0.3	–	0.3

Currency derivatives	–	113.4	–	113.4
	135.8	113.7	–	249.5

Derivative financial liabilities:

Currency derivatives	–	(6.0)	–	(6.0)
	–	(6.0)	–	(6.0)

Cash and cash equivalents, trade receivables and trade payables are recognised and measured by the Group at amortised cost. Management considers fair value and book value to be the same. These items are assessed to be level 2 financial instruments.

Interest rates used for determining fair value

The interest rates used to discount estimated cash flows, when applicable, are based on the government yield curve at the reporting date and were as follows:

	31 March 2016%	Year to 30 September 2015%
Derivative contracts	(0.43)% to (0.04)%	(0.12)% to (0.00)%

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

16. Contingent liabilities

The Group is subject to extensive regulation and oversight in the conduct of its business. A failure to comply with applicable regulations could result in regulatory investigations, fines and restrictions on some of the Group’s business activities or other sanctions. The Group seeks to minimise this risk through the adoption of compliance and other policies and procedures, continuing to refine controls over business practices and behaviour, employee training, the use of appropriate documentation, and the involvement of outside legal counsel, where appropriate.

During 2013, certain UK and Irish retailers issued proceedings against Visa Europe claiming for losses suffered in respect of alleged breaches of EU, EEA and UK (and in some cases Irish) competition law. Further retailers have brought similar proceedings in the period since that time. In October 2014 the English High Court struck out elements of the claim relating to the period before July 2007 (six years before the claims were brought) in respect of a Group of retailers that had brought their claims in 2013. The retailers’ request to submit an appeal was rejected by the Court. The retailers applied to the Court of Appeal with a view to overturning the judgement. However, the judgment was upheld. The retailers did not submit a further appeal to the Supreme Court. This judgment will apply to all current and future related claims. Overall, Visa Europe considers that it has strong defences and is defending the claims accordingly. On this basis Visa Europe does not consider it has a present obligation.

A trial in relation to certain of these claims commenced in November 2016 and ended in March 2017. Three retailers settled before the trial started, and a further twelve settled during the course of the trial. Judgment is pending in relation to the one remaining Merchant claim. In addition, over 30 additional Merchants have threatened to commence similar proceedings and standstill agreements have been entered into with respect to some of those Merchants’ claims.

A related case against MasterCard was determined at first instance before the UK Competition Appeal Tribunal in July 2016. Notwithstanding this judgment, which MasterCard is presently seeking to appeal, Visa UK does not consider that it has a present obligation.

In January 2017 the English High Court ruled in favour of MasterCard and found, in a case brought by largely the same Group of retailers as have brought claims against Visa, that other than in respect of a brief period covered by a negative European Commission decision against MasterCard, its interchange was set lawfully at all times. The retailers are seeking to bring an appeal against this judgment in the Court of Appeal.

The potential liabilities in respect of these claims are estimated at this point in time to be in the range of zero to several billion Euros.

Notes to the condensed consolidated financial statements (unaudited) continued

As at and for the six months ended 31 March 2016

17. Subsequent events

Visa Europe, a payments system business, transformed from a membership organisation during the financial year into a for-profit organisation following its acquisition by Visa Inc., U.S.A. on 21 June 2016. Consequently, it no longer has any members (2015: 3,033 members). The company’s main business operation is to serve its customers across Europe.

After March 2016, Visa Europe Ltd (one of the co-defendants in the UK & Ireland retailer litigation; discussed in note 16 - Contingent Liabilities), made ex gratia payments on a without prejudice basis, in order for claimants to withdraw any current or future claims with respect to interchange charged by Visa Europe Limited and its co-defendants.

Also in February 2017 Visa Europe Services Inc. (“VESI”) a subsidiary of the company, undertook a reorganisation which resulted in its conversion from a Delaware Corporation to a Delaware Limited Liability Company. Accordingly, from 17 February 2017, Visa Europe Services Inc. was renamed Visa Europe Services LLC.

As part of the above reorganisation, VESI repaid its intercompany debt of €986 million to its immediate parent company, Visa Europe Limited. Subsequently, Visa Europe Services LLC was sold by Visa Europe Limited to a fellow group company, Visa International Holdings Limited. Subsequently, Visa Europe Services LLC was sold back to Visa Europe Limited by Visa International Holdings Limited.